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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of HFS Inc. on Form S-4 of our report dated February 22, 1996 (November 12, 1996 as to Note 17), included and incorporated by reference in the Annual Report on Form 10-K/A of HFS Inc. for the year ended December 31, 1995 and to the use of our report dated February 22, 1996 (November 12, 1996 as to Note 2) appearing in the Proxy which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, New Jersey
March 21, 1997